FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 1, 2005

KAISER ALUMINUM CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9447	94-3030279
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27422 Portola Parkway, Suite 350 Foothill Ranch, California (Address of Principal Executive Offices)	92610-2831 (Zip Code)

(949) 614-1740
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 1, 2005, Kaiser Aluminum & Chemical Corporation (“KACC”), a wholly owned subsidiary of Kaiser Aluminum Corporation (the “Company”), and one of KACC’s subsidiaries, Kaiser Alumina Australia Corporation (“KAAC”), completed the previously announced sale of their interests in and related to Queensland Alumina Limited (“QAL”) to Alumina & Bauxite Company Ltd., an affiliate of Rusal, for a base price of approximately $401.0 million, plus the assumption of KACC’s obligations in respect of $60.0 million of QAL debt. Information regarding QAL and the arms-length process that led to the sale of Company’s interests in and related to QAL is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Company and its affiliates engage in commercial transactions with Rusal and its affiliates in the ordinary course of business.

The Company issued a press release regarding the transaction in the form attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

( b )	Pro forma financial information
	*	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004
	*	Notes to Unaudited Pro Forma Consolidated Balance Sheet
( c )	Exhibits
	**	2.1	Purchase Agreement, dated as of October 28, 2004 among KACC, KAAC and Alumina & Bauxite Company, Ltd. (incorporated by reference from Exhibit 2.5 to Quarterly Report on Form 10-Q for the period ended September 30, 2004).
	*	99.1	Press Release dated April 1, 2005

*	Included with this filing. Schedules are omitted from the purchase agreement filed as Exhibit 2.1; however, the Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Schedules are omitted from the purchase agreement filed as Exhibit 2.1; however, the Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
	By:	/s/ Daniel D. Maddox
Dated: April 7, 2005		Daniel D. Maddox
Vice President and Controller

INDEX TO PRO FORMA FINANCIAL INFORMATION

                    Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004
                    Notes to Unaudited Pro Forma Consolidated Balance Sheet

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

      The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2004, has been prepared to present the consolidated financial position of Kaiser Aluminum Corporation (the “Company”) as if the sale of the Company’s interests in and related to Queensland Alumina Limited (“QAL”) had occurred as of December 31, 2004.

      The unaudited pro forma consolidated balance sheet is based on the assumption described in Note 2 to the unaudited pro forma consolidated balance sheet. This balance sheet does not purport to be indicative of the financial position of the Company as of December 31, 2004. Furthermore, this balance sheet does not reflect changes which may occur as a result of activities after the sale of the Company’s interests in and related to QAL and other matters.

      Pro forma statements of consolidated income (loss) are not presented herein as the statements of consolidated income (loss) for the years ended December 31, 2004, 2003 and 2002 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 already reflect the Company’s interests in and related to QAL as discontinued operations (i.e., QAL’s operating results are already excluded from operating income (loss)) and, therefore, meets the requirements of Article 11 of Regulation S-X.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
(DEBTOR-IN-POSSESSION)
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2004
(In millions of dollars)

		Pro Forma
	Historical	Adjustments	Pro Forma
		(Note 2)
Current assets:
Cash and cash equivalents	$55.4	$—	$55.4
Receivables:
Trade	97.4	—	97.4
Due from affiliate	8.0		8.0
Other	5.6	—	5.6
Inventories	105.3	—	105.3
Prepaid expenses and other current assets	19.6	—	19.6
Discontinued operations’ current assets	30.6	(30.6)	—

Total current assets	321.9	(30.6)	291.3

Investments in and advances to unconsolidated affiliate	16.7	—	16.7
Property, plant, and equipment — net	214.6	—	214.6
Restricted proceeds from sale of interests	280.8	400.8	681.6
Personal injury-related insurance recoveries receivable	967.0	—	967.0
Other assets	42.5	—	42.5
Discontinued operations’ long-term assets	38.9	(38.9)	—

Total	$1,882.4	$331.3	$2,213.7

Liabilities not subject to compromise —
Current liabilities:
Accounts payable	$51.8	$—	$51.8
Accrued interest	.9	—	.9
Accrued salaries, wages, and related expenses	48.9	—	48.9
Other accrued liabilities	73.7	—	73.7
Payable to affiliates	14.7	—	14.7
Long-term debt — current portion	1.2	—	1.2
Discontinued operations’ current liabilities	57.7	(57.7)	—

Total current liabilities	248.9	(57.7)	191.2

Long-term liabilities	32.9	—	32.9
Long-term debt	2.8	—	2.8
Discontinued operations’ long-term liabilities	26.4	(26.4)	—

Total	311.0	(84.1)	226.9
Liabilities subject to compromise	3,954.9	—	3,954.9
Minority interests	.7	—	.7
Stockholders’ equity (deficit):
Common stock	.8	—	.8
Additional capital	538.0	—	538.0
Accumulated deficit	(2,917.5)	415.4	(2,502.1)
Accumulated other comprehensive income (loss)	(5.5)	—	(5.5)

Total stockholders’ equity (deficit)	(2,384.2)	415.4	(1,968.8)

Total	$1,882.4	$331.3	$2,213.7

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(In millions of dollars)

The following notes set forth the explanations and assumption used in preparing the unaudited pro forma consolidated balance sheet as of December 31, 2004.

The unaudited pro forma consolidated balance sheet is based on the assumption described in Note 2. This balance sheet does not purport to be indicative of the financial position of the Company as of December 31, 2004. Furthermore, this pro forma balance sheet does not reflect anticipated changes which may occur as a result of activities after the sale of the Company’s interests in and related to QAL and other matters.

Pro forma statements of consolidated income (loss) are not presented herein as the statements of consolidated income (loss) for the years ended December 31, 2004, 2003 and 2002 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 already reflect the Company’s interests in and related to QAL as discontinued operations (i.e., QAL’s operating results are already excluded from operating income (loss)). Therefore, the accompanying unaudited pro forma financial information meets the requirements of Article 11 of Regulation S-X.

This pro forma balance sheet has been prepared using the accounting policies and procedures that the Company uses for its consolidated reporting. Such policies and procedures are outlined in Note 2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

1. Background

As previously disclosed, the Company expects it will emerge from its Chapter 11 proceedings primarily as a fabricated products company. Accordingly, in light of this strategy, Kaiser Aluminum & Chemical Corporation (“KACC”), a wholly owned subsidiary of the Company, began exploring the sale of its commodity assets in the latter part of 2003. Pursuant to this program, the Company has already completed the sale of its fully curtailed primary aluminum smelters in the State of Washington (Mead and Tacoma), its interests in and related to Alumina Partners of Jamaica, which were sold on July 1, 2004, its interests in and related to its 100%-owned smelter located in Gramercy, Louisiana, which were sold on October 1, 2004, its interests in and related to its 49%-owned affiliate, Kaiser Jamaica Bauxite Company, which were sold on October 1, 2004, and its interests in and related to Valco Aluminium Company Limited, which were sold in October 2004.

In September 2004, the United States Bankruptcy Court for the District of Delaware (the “Court”) approved a motion to hold an auction in October 2004 in respect of the Company’s interests in and related to QAL and approved certain bidding procedures. The motion outlined a two-prong approach to ensure that an auction would take place. First the Company signed a “stalking horse” agreement to sell its interests in and related to QAL to Comalco Aluminium Limited (“Comalco”), one of its partners in QAL, for a base price of $308.0 cash plus purchase of the Company’s alumina and bauxite inventories, and subject to certain working capital adjustments and the assumption of the Company’s obligations in respect of approximately $60.0 of QAL debt. The Company would also transfer its existing alumina sales contracts and other agreements related to QAL. The agreement was supplemented by a letter agreement in which Comalco’s parent companies agreed that the execution of the stalking horse agreement satisfied, or that such parties otherwise waived, certain rights that they would otherwise have under an existing agreement with the Company. The stalking horse agreement also included a provision for a payment of termination fee of $11.0 to Comalco upon the sale of the Company’s interests in QAL pursuant to the auction process if Comalco was not the ultimate purchaser. Separately, the Company entered into an agreement with Glencore AG (“Glencore”), whereby Glencore obligated itself to submit a bid of $400.0 in cash plus the other payments and adjustments described above. The Company paid Glencore a fee of $7.7 in September 2004 upon submission of its qualified bid which amount was included in Prepaid and other current assets as a deferred charge. The auction occurred in October 2004 and, after consultation with the Unsecured Creditors Committee and others, the Company entered into an agreement with the successful bidder to sell its interests in and related to QAL under the same terms as the Comalco agreement described above for a base price of approximately $401.0. The agreement was approved by the Court in November 2004 and closed on April 1, 2005. Net proceeds, after considering certain preliminary purchase price adjustments and the payment of the $11.0 termination fee, were approximately $400.8 The Company expects that a substantial majority of the proceeds from the sale of the Company’s interests in and related to QAL will be held in escrow for the benefit of the creditors of Kaiser Alumina Australia Corporation (“KAAC”), a wholly owned subsidiary, until a KAAC liquidation plan is approved by the Court.

2. Presentation

The accompanying unaudited pro forma consolidated balance sheet presents the financial position of the Company as if the sale of the Company’s interests in and related to QAL had occurred as of December 31, 2004.

An adjustment has been made to the pro forma consolidated balance sheet to treat the QAL-related balances (which were included in the historical balance sheet as Discontinued Operations) as if the sale had occurred as of the balance sheet date. Included in the Discontinued Operations balances removed are certain balances related to the other commodity interests disposed of earlier in 2004.

As more fully discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, a substantial majority of the proceeds from the sale of QAL will be held in escrow for the benefit of KAAC creditors. As such, the Company has reflected the full amount of the proceeds in the accompanying pro forma consolidated balance sheet as a restricted asset. The Company has assumed that there are no post-closing adjustments to the $400.8 of gross proceeds received at closing.

EXHIBIT INDEX

Exhibit 2.1	Purchase Agreement, dated as of October 28, 2004 among KACC, KAAC and Alumina & Bauxite Company Ltd. (incorporated by reference to Exhibit 2.5 to the Report on Form 10-Q for the quarterly period ended September 30, 2004).**

Exhibit 99.1	Press Release dated April 1, 2005*

*	Included with this filing. Schedules are omitted from the purchase agreement filed as Exhibit 2.1; however, the Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Schedules are omitted from the purchase agreement filed as Exhibit 2.1; however, the Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.